Exhibit 21.1

Seagate Technology Holdings Subsidiaries	Jurisdiction of Incorporation or Formation
Seagate Technology Holdings	Cayman Islands
I. Seagate Technology SAN Holdings	Cayman Islands
A. XIOtech Corporation	Minnesota
1. XIOtech (Canada) Ltd.	Canada
II. Seagate Technology HDD Holdings	Cayman Islands
A. Quinta Corporation	California
B. Seagate Technology (US) Holdings, Inc.	Delaware
1. Seagate Technology LLC	Delaware
a. Seagate US LLC	Delaware
b. Seagate Air, LLC	Delaware
2. Redwood Acquisition Corporation	Delaware
3. Seagate Technology Australia Pty. Limited	Australia
4. Seagate Technology SAS	France
5. Seagate Technology GmbH	Germany
6. Seagate Technology AB	Sweden
7. Seagate Technology Taiwan Ltd.	Taiwan
8. Seagate Technology (Hong Kong) Limited	Hong Kong
9. AVP SpA (in liquidation)	Italy
10. Seagate Technology Canada Ltd. (inactive)	Canada
C. Seagate Technology International	Cayman Islands
1. Seagate Technology (Thailand) Limited	Thailand
2. Seagate Technology China Holding Company	Cayman Islands
a. Seagate Technology International (Shenzhen) Co., Ltd.	China
3. Seagate Technology Asia Holdings	Cayman Islands
a. P.T. Seagate Technology	Indonesia
4. Seagate Technology Media (Ireland)	Cayman Islands
5. Seagate Technology (Denmark) ApS	Denmark
a. Seagate Technology Media Mexico S.A. de C.V. (in liquidation)	Mexico
b. Seagate Technology—Reynosa, S. de R.L. de C.V.	Mexico
c. Seagate Technology (Netherlands) BV	Netherlands
i. Nippon Seagate Inc.	Japan
6. Seagate Singapore Distribution Pte. Ltd	Singapore
7. Seagate Distribution (UK) Limited	Scotland
8. Seagate Technology (Marlow) Limited	England & Wales
9. Seagate Technology (Philippines)	Cayman Islands
10. Seagate Technology (Ireland)	Cayman Islands
11. Perai Seagate Storage Products Sdn. Bhd.	Malaysia
12. Penang Seagate Industries (M) Sdn. Bhd.	Malaysia
13. Seagate Technology International (Wuxi) Co. Ltd.	China
14. Seagate Technology Far East Holdings	Cayman Islands
15. Seagate Microelectronics Limited (inactive)	Scotland
16. Seagate Investments SrL (shelf company)	Barbados
17. Seagate Technology Limited (inactive)	Scotland
18. Seagate Technology (Ireland Holdings) (inactive)	Cayman Islands
19. Seagate Technology (Malaysia) Holding Company	Cayman Islands
a. Senai Seagate Industries (M) Sdn. Bhd.	Malaysia